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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 12, 2000 relating to the financial statements of H Power Corp. and its subsidiary, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP


Florham Park, New Jersey
July 3, 2000